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                                                                    Exhibit 11.1


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
                                                        CONNECT, INC.
                                      STATEMENT OF COMPUTATION OF NET LOSS PER SHARE


                                                                                                     Six Months Ended
                                                              Year Ended December 31,                     June 30,
                                                              -----------------------                    ---------
                                                     1993            1994             1995          1995           1996
                                                     ----            ----             ----          ----           ----
Net loss                                         $(1,920,583)    $(1,764,535)    $(14,138,931)    $(7,100,787)    $(9,127,209)

Weighted average common shares
outstanding during the period                        229,642         308,024          381,531         379,140         460,337

Shares related to SAB No. 55, 64 and 83           13,335,479      13,335,479       13,335,479      13,335,479      13,335,479
                                                 -----------     -----------      -----------      ----------      ----------
Total shares used in primary net loss per
share                                             13,565,121      13,643,503       13,717,010      13,714,619      13,795,816

Primary net loss per share                             $(.14)          $(.13)          $(1.03)          $(.52)          $(.66)

Total per above                                                                    13,717,010      13,714,619      13,795,816

Conversion of preferred stock not included                                          4,146,658       4,146,658       4,146,658
in shares related to SAB No. 55, 64, and 83                                         ---------       ---------       ---------

Total shares used in pro forma net loss per                                        17,863,668      17,861,277      17,942,474
share

Pro forma net loss per share                                                            $(.79)          $(.40)          $(.51)
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